UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)	(Zip Code)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of matters to a vote of security holders.

On November 8, 2016, LiqTech International, Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”). A total of 27,126,597 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the Meeting, representing approximately sixty nine percent (69%) of the outstanding Common Stock as of September 28, 2016, the record date for the Meeting.

At the Meeting, two (2) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Aldo Petersen, Paul Burgon, Mark Vernon, Michael S. Barish, Rengarajan Ramesh, and Sune Mathiesen for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders elected the six (6) directors by the following votes:

Name	For	Withheld	Broker Non-Vote
Aldo Petersen	12,280,971	3,104,266	11,741,360
Paul Burgon	14,873,605	511,632	11,741,360
Mark Vernon	14,829,605	555,632	11,741,360
Michael S. Barish	14,954,176	431,061	11,741,360
Rengarajan Ramesh	14,873,605	511,632	11,741,360
Sune Mathiesen	14,873,605	511,632	11,741,360

Proposal No. 2: The stockholders ratified Gregory & Associates, LLC as the Company’s independent registered accounting firm by the following votes:

Votes For	27,043,206
Votes Against	79,221
Abstentions	4,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.
Date: November 10, 2016	/s/ Sune Mathiesen
Sune Mathiesen

Chief Executive Officer, Principal Executive Officer and Director